                                                                    Exhibit 4.10


                     GENERAL REHABILITATION SERVICES, INC.

                    STOCK-BASED INCENTIVE COMPENSATION PLAN


     1.  Definitions
     1.01 "Affiliate" means any entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, Parent.

     1.02 "Award" means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

     1.03  "Award Date" means the date on which an Award is made.

     1.04  "Board" means the Board of Directors of Parent.

     1.05 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any successor to such section.

     1.06 "Committee" means the committee designated by the Board to administer the Plan under Section 4.

     1.07 "Company" means Parent and its Subsidiaries, collectively, including any successor to any thereof.

     1.08 "Deferred stock" means an Award made under Section 6 to receive Stock at the end of a specified Deferral Period.

     1.09 "Deferral Period" means the period during which the receipt of a Deferred Stock Award under Section 6 will be deferred.

     1.10 "Disinterested Person" means a person defined in Rule 16b-3(c)(2)(i) promulgated by the SEC under the 1934 Act, or any successor definition adopted by the SEC.

     1.11 "Employee" means an officer or key employee of the Company or an Affiliate including a director who is such an employee.

     1.12 "Fair Market Value" means, on any given date, (a) the mean between the high and low prices of actual sales of shares of Stock (i) on the principal national securities exchange on which the Stock is listed, or (ii) if the Stock is not so listed, reported in the NASDAQ National Market System or (iii) if not so listed or reported, traded in the over-the-counter market, in each case on such date or, if the Stock was not traded on such date, on the next preceding day on which the Stock was traded, or (b) if the Stock is not then listed for trading on an exchange, included for reporting in the NASDAQ National Market System or traded in the over-the-counter market, the value determined by the Committee.

     1.13  "Holder" means an Employee to whom an Award is made.

     1.14 "Incentive Stock Option" or "ISO" means a stock option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as such.

     1.15  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     1.16 "Non-Qualified Option" or "NQO" means a stock option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

     1.17  "Option" means any stock option granted by the Committee under
Section 8.

     1.18 "Parent" means General Rehabilitation Services, Inc. and any successor thereto.

     1.19 "Plan" means the Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

     1.20  "Restricted Stock" means Stock awarded by the Committee under
Section 7.

     1.21 "Restriction Period" means the period during which Restricted Stock awarded under Section 7 is subject to forfeiture.

     1.22 "Restructuring" means any reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or other change in corporate structure.

     1.23 "Retirement" means retirement from the active employment of the Company or an Affiliate pursuant to the relevant provisions of the applicable retirement plan of the employing entity or as otherwise determined by the Board.

     1.24  "SEC" means the U.S. Securities and Exchange Commission.

     1.25 "Stock" means the Common Stock of Parent or such other class or kind of shares of capital stock or other securities as may result from the application of Section 10.

     1.26 "Stock Appreciation Right" or "SAR" means a stock appreciation right awarded by the Committee under Section 9.

     1.27 "Subsidiary" means any corporation (other than Parent) in an unbroken chain of corporations beginning with Parent if at the time of the Award each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.28 "Ten Percent Shareholder" means a person who on any given date owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of Parent, a Subsidiary or an Affiliate.

     2.  Awards

     2.01  Awards that may be granted under the Plan are:

     (a) Deferred Stock Awards, giving the Holder the right to receive, without payment, a specified number of shares of Stock at the end of a specified Deferral Period or Periods.

     (b) Restricted Stock Awards, giving the Holder the right to receive, without payment, a specified number of shares of Stock subject to forfeiture upon the occurrence of specified events.

     (c) Incentive Stock Options, giving the Holder the right for a specified time period to purchase a specified number of shares of Stock for a price per share not less than Fair Market Value on the Award Date.

     (d) Non-Qualified Options, giving the Holder the right for a specified time period to purchase a specified number of shares of Stock for a price per share determined by the Committee.

     (e) Stock Appreciation Rights, giving the Holder the right to receive, upon exercise of the SAR, the increase in the Fair Market Value of a specified number of shares of Stock from the Award Date to the date of exercise.

     2.02 Each Award shall be evidenced by a written agreement with the Holder which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

     3.  Eligibility

         Any Employee is eligible to receive an Award, provided that an Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and period of exercise as are provided in Sections 8.01, 8.02 and 8.03.

     4.  Administration of Plan

     4.01 The Plan shall be administered and interpreted by the Committee, which shall have full authority to act in selecting Employees to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, the terms and conditions of Awards and the terms of agreements which will be entered into with Holders in connection with Awards. The Committee shall have at least two members, and if the Stock is registered under the 1934 Act, each such member shall be a Disinterested Person.

     4.02 The Committee's powers shall include, but not be limited to, the power to (a) determine whether, to what extent and under what circumstances
(i) an Option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof; (ii) an Award is made and operates on a tandem basis with other Awards made hereunder; (iii) Stock or cash payable with respect to an Award shall be deferred either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); (b) condition an Award upon the attainment of specified performance goals; and (c) determine the effect, if any, of a change in control of Parent upon outstanding Awards.

     4.03 The Committee shall have the power to interpret and construe the Plan and to adopt rules and regulations for carrying out the Plan and to make such changes in such rules and regulations as it shall from time to time deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such amendment does not deprive the Holder of any benefit granted by the Award and so long as the amended Award comports with the terms of the Plan. Amendments adverse to the interests of the Holder (with respect to an existing Award) must be approved by the Holder. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all determinations made and actions taken by the Committee, shall be final and binding on Plan participants and shall be uncontestable.

     5.  Shares of Stock Subject to the Plan

     5.01 Subject to adjustment as provided in Section 10, the total number of shares of Stock available for Awards under the Plan shall be 250,000 shares.

     5.02 Any shares issued by Parent in a business combination transaction through the assumption or substitution of outstanding awards made by an acquired company shall not reduce the shares available for Awards under the Plan. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

     6.  Deferred Stock

           An Award of Deferred Stock shall be subject to the following terms and conditions:

           6.01 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder's account on the books of Parent but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.03 hereof. Prior to such issuance and delivery, the Holder shall have no rights as a shareholder with respect to any shares of Deferred Stock credited to the Holder's account.

           6.02 Amounts equal to any dividends declared and paid during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as determined at the time of the Award by the Committee in its sole discretion.

           6.03 The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral

     Period or any installment thereof, certificates representing the shares of Deferred Stock applicable to such Period or installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder's legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

     7.  Restricted Stock

           An Award of Restricted Stock shall be subject to the following terms and conditions:

           7.01 Upon determination of the number of shares of Restricted Stock to be granted to a Holder, the Committee shall direct that a certificate or certificates representing such number of shares be issued to the Holder and registered in the Holder's name. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrance during the Restriction Period and deposited by the Holder, together with a stock power with respect to the transfer thereof endorsed in blank, with Parent, to be held in escrow during the Restriction Period.

           7.02 During the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

           7.03 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to Parent. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and the certificates for such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

     8.  Options

           An Award of Options shall be subject to the following terms and conditions:

           8.01 The price per share at which Stock may be purchased upon exercise of an Option shall be determined by the Committee, but in the case of grants of ISOs, shall be not less than the Fair Market Value on the Award Date. In the case of any ISO granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value on the Award Date.

           8.02 The Option agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto and whether the Option is an ISO or an NQO. The term of an Option shall in no event be longer than twenty years (five years in the case of an ISO granted to a Ten Percent Shareholder).

           8.03 Each provision of the Plan and each Option agreement relating to an ISO shall be construed so that each ISO shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. In no event may an ISO be granted after December 26, 2001. ISOs may only be granted to employees of the Company.

           8.04 No Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Option only in accordance with this
     Section 8.

           8.05 The Option price of the shares of Stock payable upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in shares of Stock valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a NQO may be made in whole or in part (as determined by the Committee) by Restricted Stock based on Fair Market Value on the date of exercise. In such case, the shares of Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the shares of Restricted Stock exchanged therefor.

     9.  Stock Appreciation Rights

     An Award of SARs shall be subject to the following terms and conditions:

           9.01 A SAR may be granted in tandem with all or a portion of a related Option ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the Award Date of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

           9.02 The base price of a Tandem SAR shall be the option price under the related Option. The base price per share of a Freestanding SAR shall be not less than 100% of Fair Market Value on the Award Date of the Freestanding SAR.

           9.03 A SAR shall entitle the Holder to receive a payment equal to the excess of the aggregate Fair Market Value of the shares of Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash or in shares of Stock, Deferred Stock or Restricted Stock, or in any combination thereof, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Stock covered, the related option shall be cancelled automatically to the extent of the number of shares of Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Stock covered thereby, the related Tandem
     SAR, if any, shall be cancelled automatically to the extent of the number of shares of Stock covered by the Option exercise.

           9.04 SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 8.02 and 8.04. SARs shall also be subject to such other terms and conditions not inconsistent with the Plan as shall be determined by the Committee.

     10.  Adjustments Upon Changes in Capitalization

     In the event of a Restructuring of Parent affecting Stock, or any distribution to shareholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and such adjustments to outstanding Awards as it determines appropriate (including, without limitation, an adjustment to Options to provide that the Holders of Options shall receive solely the consideration such Holders would have received if the Option had been exercised (whether or not then currently exercisable) immediately prior to the Restructuring). No fractional shares of Stock shall be issued pursuant to such an adjustment, but an amount equivalent to the portion of Fair Market Value attributable to any such fractional shares shall, where appropriate, be paid in cash to the Holder.

     11.  Registration of Stock

     If the Stock is registered under the 1934 Act, Parent shall, as soon as practicable thereafter, file a registration statement on Form S-8 with the SEC under the Securities Act of 1933, as amended, covering the shares of Stock which may be issued under the Plan.

     12.  Termination and Amendment

     The Plan shall remain in full force and effect until terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall:

           (a) Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

           (b) Change the class of employees eligible to be Holders;

           (c) Change the provisions of this Section 11; or

           (d) Effect other changes for which shareholder approval would be required under Rule 16b-3 under the 1934 Act or any successor provision promulgated by the SEC.

     Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

     13.  Non-Assignability

     Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and relevant Award shall be forfeited.

     14.  General Provisions

     14.01 Nothing contained in the Plan, or an Award granted pursuant to the Plan, shall confer upon an Employee any right with respect to continuance of employment by the Company or an Affiliate, nor interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.

     14.02 For purposes of this Plan, transfer of employment between any of Parent, Subsidiaries and Affiliates shall not be deemed termination of employment.

     14.03 Holders shall make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. In the case of payment of Awards in the form of Stock, or exercise of Options or SARs, Parent shall, at the election of the Holder and with the consent of the Committee, have the right to retain the number of shares of Stock whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

     14.04 Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

     14.05 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Pennsylvania and construed accordingly.

Adopted:  December 27, 1991

                     GENERAL REHABILITATION SERVICES, INC.

                   Unanimous Written Consent of Shareholders

     The undersigned, being all of the shareholders of General Rehabilitation Services, Inc., a Pennsylvania corporation (the "Company"), hereby consent to the taking of the following action and adoption of the following resolution without a meeting in accordance with the procedures established in Section 1766 of the Pennsylvania Business Corporation Law and agree that such action and resolution shall have the same force and effect as though duly taken and adopted at a meeting of the shareholders of the Company duly called and held:

     RESOLVED, that the Stock-Based Incentive Compensation Plan of the Company is approved and adopted in the form presented to the undersigned.

     IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of Shareholders this 27th day of December, 1991.

                                               /s/ Lawrence J. Kent
                                               --------------------
                                               Lawrence J. Kent


                                               /s/ Maurice Kent
                                               -------------------
                                               Maurice Kent
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